UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JASPER EXPLORATIONS INC.
(Exact name of Registrant as Specified in its Charter)

Nevada	1000	26-2801338
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification No.)

9012-100 St.
Westlock, Alberta, T7P 2L4
Telephone 780-349-1755
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive Offices)

Business Filings Incorporated
311 S Division Street
Carson City, Nevada, 89703
Telephone 800-981-7183
(Name, address, including zip code, and telephone number, including area code of
Agent for Service

Copies of all communication to:
Ms. Diane Dalmy, Attorney at Law,
8965 W. Cornell Place,
Lakewood, Colorado 80227
Telephone: 303-985-9324
Facsimile 303-988-6954

Approximate date of commencement of proposed sale to the public: As soon as declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company,” in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting
company)

Calculation of Registration Fee

Title of Each Class of Securities To be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $.001 par value(2)	10,000,000	$ 0.001	$10,000	$0.39*

Total Registration Fee		------	$10,000	$0.39*

(1)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended. Includes stock to be sold by the selling stockholder.

(2)	The shares of common stock being registered hereunder are being registered for resale by a certain selling stockholder named in the prospectus.

*Estimate amount

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Dealer Prospectus Delivery Obligation

Until March 31, 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Subject to Completion, Dated March 1 , 2011

PROSPECTUS

JASPER EXPLORATIONS INC.

10,000,000 Shares of Common Stock

The selling stockholder named in this prospectus, namely Robert Denman, our sole executive officer and director, is offering 10,000,000 shares of common stock of Jasper Explorations Inc. (fka Jubilee Resources Inc.). at a par value $0.001 per common share. Mr. Denman currently holds 100% of our common stock. The Company will not receive any of the proceeds from the sale of these shares. The shares were acquired by the selling stockholder directly from us in a private offering of our common stock that was exempt from registration under the securities laws. The selling stockholder has set an offering price for these securities of par value $0.001 per common share and an offering period of 28 days from the date of this prospectus. This is a fixed price for the duration of the offering. The Selling stockholder is an underwriter, within the meaning of Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein are also be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The Selling stockholder, who is an "underwriter" within the meaning of Section 2(11) of the Securities Act, is subject to the prospectus delivery requirements of the Securities Act. See “Security Ownership of Certain Beneficial Owners” for more information about the selling stockholder. Please note that this registration statement covers the sale of 33% of the Company’s outstanding securities. All of the outstanding shares are currently held by the selling shareholder, Mr. Denman, the Company’s sole director, officer, stockholder, and promoter, and these shares were obtained after our date of inception of December 18, 2008.

Our common stock is presently not traded on any market or securities exchange. The offering price at a par value $0.001 per common share may not reflect the market price of our shares after the offering.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
Please refer to “Risk Factors” on page 9 of this prospectus for details regarding the risks related to our financial condition and business model as well as risks generally associated with the mining exploration industry.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Proceeds to the selling stockholder do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $6,600. The Company will pay these expenses.

This Prospectus is dated March 1 , 2011.

SUMMARY INFORMATION

The following summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, it is important that you read the entire prospectus carefully, including the “RISK FACTORS” and our financial statements and the notes accompanying the financial statements that appear elsewhere in this prospectus. Unless otherwise specifically noted, the terms “Company,” “we,” “us” or “our” refers to Jasper Explorations Inc. (fka Jubilee Resources Inc.).

Corporate Background and Information

JASPER EXPLORATIONS INC.

Jasper Explorations Inc. (fka Jubilee Resources Inc.)., was organized under the laws of the State of Nevada on December 18, 2008, to explore mineral properties in North America.

Jasper Explorations Inc.. (fka Jubilee Resources Inc.). is engaged in the exploration for copper, molybdenum and other minerals. The Company has acquired twelve (12) claim units located about near Nimpkish Lake, Northern Vancouver Island, about 300 kilometers northwest of Vancouver, BC, Canada. The total claim area is 247.45 hectares. We refer to these mining claims as the Red Streak Jasper Property.

We are an exploration stage company and we have not realized any revenues to date. We do not have sufficient capital to enable us to commence and complete our exploration program. We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer." Our auditors have issued a going concern opinion, raising substantial doubt about Jasper’s financial prospects and the Company’s ability to continue as a going concern. We require an estimated total of $ 280,300 to implement the three phases of our business plan. We currently have not implemented our business plan.

We are not a "blank check company," as we do not intend to participate in a reverse acquisition or merger transaction. Securities laws define a “blank check company” as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

With its current assets, the Company can remain operational through 2011 if it does not complete Phase 1 of its program and only pays the government fees to keep the claims valid. However, the Company plans to raise the capital necessary to fund our business through a private placement and public offering of our common stock. The Company intends to work directly with private placees once this registration statement is declared effective. The Company anticipates that they will have either a private placement or additional funding from its founder by Summer 2011 in order to conducts its operations.

Our offices are located at: 9012-100 St. Westlock, Alberta, T7P 2L4

THE OFFERING

Securities offered	10,000,000 shares of common stock

Selling stockholder	Robert Denman

Offering price	$0.001 per share

Shares outstanding prior to the offering	30,000,000 shares of common stock

Shares to be outstanding after the offering	30,000,000 shares of common stock

Use of proceeds	The Company will not receive any proceeds from the sale of the common stock by the selling stockholder.

Summary Financial Information

The following tables set forth the summary financial information for the Company. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under “Plan of Operation.”

Nine Months Ended
Consolidated Statements of Income	September 30, 2010

Revenues	$0
Operating expenses	$15,003
Net loss from operations	$(15,003)
Net loss before taxes	$(15,003)
Loss per share - basic and diluted	$(0.001)
Weighted average shares outstanding basic	3,308,824

At September 30,
Balance Sheet Data	2010

Cash and cash equivalents	$14,997
Total current assets	$14,997
Stockholders’ equity	$13,497
Additional paid-in capital	$(0)
Total assets	$14,997
Total liabilities	$1,500
Deficit accumulated during exploration period	$(16,503)
Total stockholders' equity	$13,497

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this registration statement, prospective purchasers of the securities offered hereby should consider carefully the following factors in evaluating the Company and its business.

The securities we are offering through this registration statement are speculative by nature and involve an extremely high degree of risk and should be purchased only by persons who can afford to lose their entire investment. We also caution prospective investors that the following risk factors could cause our actual future operating results to differ materially from those expressed in any forward looking statements, oral, written, made by or on behalf of us. In assessing these risks, we suggest that you also refer to other information contained in this registration statement, including our financial statements and related notes.

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

The Company has never earned a profit and we are currently operating under a net loss. There is no guarantee that we will ever earn a profit.

From our inception to the audited period ended on September 30, 2010 the Company has not generated any revenue. Rather, the Company incurred a net loss of $16,503 from inception (December 18, 2008) through September 30, 2010. The Company does not currently have any revenue producing operations. The Company is not currently operating profitably, and it should be anticipated that it will operate at a loss at least until such time when the production stage is achieved, if production is, in fact, ever achieved.

If we do not obtain additional financing, our business will fail.

We will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. We are an exploration stage company and we have not realized any revenues to date. We do not have sufficient capital to enable us to commence and complete our exploration program and based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer.” We need to raise $ 20,300 to complete the first phase of our exploration program and $ 280,300 to complete all three phases of our program. We do not have any arrangements for financing and we may not be able to find such financing if required. We will need to obtain additional financing to operate our business for the next twelve months, and if we do not our business will fail. We will raise the capital necessary to fund our business through a Prospectus and public offering of our common stock. Obtaining additional financing would be subject to a number of factors, including investor acceptance of mineral claims and investor sentiment. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

Our company was recently formed, and we have not proven that we can generate a profit. If we fail to generate income and achieve profitability an investment in our securities may be worthless.

We have no operating history and have not proved we can operate successfully. We face all of the risks inherent in a new business. If we fail, your investment in our common stock will become worthless. From inception to the audited period ended on September 30, 2010, we incurred a net loss of $16,503 and did not earn any revenue. The Company does not currently have any revenue producing operations.

We have no operating history. There can be no assurance that we will be successful in our mineral exploration activities.

The Company has no history of operations. As a result of our brief operating history, there can be no assurance that that we will be successful exploring for copper, molybdenum or other minerals. Our future performance will depend upon our management and its ability to locate and negotiate additional exploration opportunities in which we can participate. There can be no assurance that we will be successful in these efforts. Our inability to locate additional opportunities, to hire additional management and other personnel, or to enhance our management systems, could have a material adverse effect on our results of operations. There can be no assurance that the Company's operations will be profitable.

We are controlled by Mr. Robert Denman, our sole executive officer and director, and, as such, you may have no effective voice in our management.

Upon the completion of this offering, Mr. Robert Denman, our sole Executive Officer Director, will beneficially own approximately 66% of our issued and outstanding common stock. Mr. Denman will exercise control over all matters requiring stockholder approval, including the possible election of additional directors and approval of significant corporate transactions. If you purchase shares of our common stock, you may have no effective voice in our management.

We are solely governed by Mr. Robert Denman, our sole executive officer and director, and, as such, there may be significant risk to the Company of a conflict of interest.

Mr. Robert Denman, our sole Executive Officer and Director, makes decisions such as the approval of related party transactions, the compensation of Executive Officers, and the oversight of the accounting function. There will be no segregation of executive duties and there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us. Accordingly, the inherent controls that arise from the segregation of executive duties may not prevail. In addition, Mr. Denman will exercise full control over all matters that typically require the approval of a Board of Directors. Mr. Denman’s actions are not subject to the review and approval of a Board of Directors and, as such, there may be significant risk to the Company of a conflict of interest.

Our sole Executive Officer and Director exercises control over all matters requiring stockholder approval including the election of Directors and the approval of significant corporate transactions. Insofar as Mr. Robert Denman makes all decisions as to which projects the Company undertakes, there is a risk of a conflict of interest arising between the duties of Mr. Denman in his role as our sole Executive Officer and his own personal financial and business interests in other business ventures distinct and separate from the interests of the Company. His personal interests may not, during the ordinary course of business, coincide with the interests of the stockholders and, in the absence of the effective segregation of such duties, there is a risk of a conflict of interest. We have not voluntarily implemented various corporate governance measures. As such, stockholders have limited protections against the transactions implemented by Mr. Denman, conflicts of interest and similar matters.

We have not adopted corporate governance measures such as an audit or other independent committees as we presently only have one independent director. Stockholders should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because Robert Denman, our sole Executive Officer and Director, has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, which may cause our business to fail.

It is possible that the demands on Mr. Robert Denman, our sole Executive Officer and Director, from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. Mr. Denman will devote fewer than 12-15 hours per month or 3-4 per week to the affairs of the Company. In addition, Mr. Denman may not possess sufficient time to manage our business if the demands of managing our business increased substantially.

The imprecision of mineral deposit estimates may prove any resource calculations that we make to be unreliable.

Mineral deposit estimates and related databases are expressions of judgment based on knowledge, mining experience, and analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral deposit estimates are imprecise and depend upon statistical inferences, which may ultimately prove unreliable. Mineral deposit estimates included here, if any, have not been adjusted in consideration of these risks and, therefore, no assurances can be given that any mineral deposit estimate will ultimately be reclassified as reserves. If the Company's exploration program locates a mineral deposit, there can be no assurances that any of such deposits will ever be classified as reserves.

Mr. Robert Denman has not physically inspected the subject property and does not have current plans to visit the property.

Mr. Denman has not visited the property, but has relied on property reports and other consultants who are knowledgeable with the property. With respect to the further exploration of the property, Mr. Denman does not have any current plans to visit the property but instead intends to hire various professionals and consultants to further explore the property as this work is required. As the Company will rely on third parties, the costs of exploration may be higher than if the Company and its employees engaged in the work themselves. By not visiting the property directly, Mr. Denman will be unable to personally verify the information and results that are presented by third parties.

We are sensitive to fluctuations in the price of copper, which is beyond our control. The price of copper is volatile and price changes are beyond our control.

The price of copper and other minerals can fluctuate. The prices of copper and other minerals have been and will continue to be affected by numerous factors beyond the Company's control. Factors that affect the price of copper include the demand from consumers for products that use copper, economic conditions, over supply from secondary sources and costs of production. Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs or the viability of our projects.

Mineral exploration and prospecting is a highly competitive and speculative business and we may not be successful in seeking available opportunities.

The process of mineral exploration and prospecting is a highly competitive and speculative business. Individuals are not subject to onerous accreditation and licensing requirements prior to beginning mineral exploration and prospecting activities. As such, the company, in seeking available opportunities, will compete with numerous individuals and companies, including established, multi-national companies that have more experience and resources than the Company. The exact number of active competitors at any one time is heavily dependant on current economic conditions; however, statistics provided by the AEBC (The Association for Mineral Exploration, British Columbia), state that approximately 1000 mining companies operate in BC. Each one of these companies can be considered to be in competition with our company for mineral resources in British Columbia. Moreover, the Government of Canada at, http://mmsd1.mms.nrcan.gc.ca/mmsd/exploration/default_e.asp, reports that in 2006, CDN $140.6 billion was spent in mineral exploration activities in British Columbia.

Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire projects of value, which may, ultimately, become productive. However, while we compete with other exploration companies for the rights to explore other claims, there is no competition for the exploration or removal of mineral from our claims from other companies, as we have no agreements or obligations that limit our right to explore or remove minerals from our claims.

Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects. The historical trend toward stricter environmental regulation may continue, and, as such, represents an unknown factor in our planning processes.

All mining is regulated by the government agencies at the Federal and Provincial levels of government in Canada. Compliance with such regulation has a material effect on the economics of our operations and the timing of project development. Our primary regulatory costs have been related to obtaining licenses and permits from government agencies before the commencement of mining activities. An environmental impact study that must be obtained on each property in order to obtain governmental approval to mine on the properties is also a part of the overall operating costs of a mining company.

The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project. Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects.

Mining and exploration activities are subject to extensive regulation by Federal and Provincial Governments in Canada. Any future changes in governments, regulations and policies, could adversely affect the Company's results of operations for a particular period and its long-term business prospects.

Mining and exploration activities are subject to extensive regulation by government. Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters. Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing, operating mines and other facilities. Furthermore, future changes in governments, regulations and policies, could adversely affect the Company's results of operations in a particular period and its long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies. The duration and success of such approvals are subject to many variables outside the Company’s control.

RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

The Company has not paid any cash dividends on its shares of Common Stock and does not anticipate paying any such dividends in the foreseeable future. Accordingly, investors will only see a return on their investments if the value of the shares appreciates.

Payment of future dividends, if any, will depend on earnings and capital requirements of the Company, the Company’s debt facilities and other factors considered appropriate by the Company’s Board of Directors. To date, the Company has not paid any cash dividends on the Company’s Common Stock and does not anticipate paying any such dividends in the foreseeable future. Accordingly, investors will only see a return on their investments if the value of the Company’s shares appreciates.

If we do not conduct mineral exploration on our mineral claims and keep the claims in good standing, then our right to the mineral claims will lapse and we will lose everything that we have invested and expended towards these claims.

We must complete mineral exploration work on our mineral claims and keep the claims in good standing. If we do not fulfill our work commitment requirements on our claims or pay the fee to keep the claims in good standing, then our right to the claims will lapse and we will lose all interest that we have in these mineral claims. We are obligated to pay close to $1,300 in lieu of work to the British Columbia Provincial government on an annual basis to keep our claims in good standing.

Because of our limited resources and the speculative nature of our business, there is a substantial doubt as to our ability to operate as a going concern.

The report of our independent auditors, on our audited financial statements for the audited period ended September 30, 2010 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our mineral properties. If we are not able to continue as a going concern, it is likely investors will lose their investment.

RISKS RELATED TO THIS OFFERING AND OUR STOCK

We will need to raise additional capital, in addition to the financing as reported in this registration statement. In so doing, we will further dilute the total number of shares issued and outstanding. There can be no assurance that this additional capital will be available or accessible by us.

Jasper will need to raise additional capital, in addition to the financing as reported in this registration statement, by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding. There can be no assurance that this additional capital will be available to meet these continuing exploration and development costs or, if the capital is available, that it will be available on terms acceptable to the Company. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success of the Company will almost certainly be adversely affected. If we are able to raise additional capital, we cannot be assured that it will be on terms that enhance the value of our common shares.

If we complete a financing through the sale of additional shares of our common stock in the future, then our stockholders will experience dilution.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to stockholders. This means that if we sell shares of our common stock, more shares will be outstanding and each stockholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of stockholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

There is no market for our Common Stock, which limits our stockholders ability to resell their shares or pledge them as collateral.

There is currently no public market for our shares, and we cannot assure you that a market for our stock will develop. Consequently, investors may not be able to use their shares for collateral or loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, investors may not be able to resell their shares at or above the price they paid for them or may not be able to sell their shares at all.

If a public market for our stock is developed, future sales of shares could negatively affect the market price of our common stock.

If a public market for our stock is developed, then sales of Common Stock in the public market could adversely affect the market price of our Common Stock. There are at present 30,000,000 shares of Common Stock issued and outstanding.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and the NASD’s sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

The Company’s common shares may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1” of the Securities and Exchange Commission (the “SEC”). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c)2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”.

Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. These forward-looking statements address, among others, such issues as:

  the amount and nature of future exploration, development and other capital expenditures,

  mining claims to be drilled,

  future earnings and cash flow,

  development projects,

  exploration prospects,

  drilling prospects,

  development and drilling potential,

  business strategy,

  expansion and growth of our business and operations, and

  our estimated financial information.

In evaluating these statements, we believe that it is important that you consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors". These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholder.

DETERMINATION OF OFFERING PRICE

The shares of common stock covered by this prospectus will be offered for sale at a fixed price of $0.001 per share. As the Company has yet to generate any revenue, and has not begun business operations, the Company has deemed its par value to be an appropriate offering price.

DILUTION

The common stock to be sold by the selling stockholder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to stockholders.

SELLING SECURITY HOLDER

Robert Denman	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer)

Securities offered	10,000,000 shares of common stock

Selling stockholder(s)	Robert Denman

Offering price	$0.001 per share

Shares outstanding prior to the offering	30,000,000 shares of common stock

Shares to be outstanding after the offering	30,000,000 shares of common stock

Percentage of the class to be owned by selling stockholder after the offering	66.6%

Use of proceeds	Jasper Explorations Inc. will not receive any proceeds from the sale of the common stock by the selling stockholder.

PLAN OF DISTRIBUTION

The selling stockholder or their donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, distribution or otherwise, may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales will be at par value $0.001. The Company has not yet applied for quotation on any stock exchange, market, or trading facility. The selling stockholder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
  an exchange distribution following the rules of the applicable exchange;
  privately negotiated transactions;
  short sales that are not violations of the laws and regulations of any state of the United States;
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
  broker-dealers may agree with the selling stockholder to sell a specified number of such shares at par value $0.001; and
  a combination of any such methods of sale or any other lawful method.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors-in-interest as selling stockholder under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder also may sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder also may enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction).

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. A selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A selling stockholder that is an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer, will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Regulation M

We plan to advise the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the selling stockholder are not permitted to cover short sales by purchasing shares while the distribution it taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing substantially all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $6,240.39, including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of such shares common stock.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The authorized capital stock of the Company at the end of the audited period on September 30, 2010, consists of 75,000,000 shares of common stock, par value $0.001 per share, of which there are 30,000,000 shares issued and outstanding. The following summarizes provisions of the Company's capital stock.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders; have no preemptive rights; have no conversion or redemption rights or sinking fund; do not have cumulative voting rights; and share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Dividends

Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, and capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, and accordingly the Board of Directors does not anticipate declaring any dividends.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our audited financial statements as of September 30, 2010 have been audited by De Joya Griffith & Company LLC , as set forth in its report. The financial statements have been included in reliance upon the authority of DeJoya Griffith & Company LLC as experts in accounting and auditing.

Counsel

Ms. Diane Dalmy, Attorney at Law, 8965 W. Cornell Place, Lakewood, Colorado 80227, has provided an opinion upon certain matters relating to the legality of the common stock offered hereby for us.

INFORMATION WITH RESPECT TO THE REGISTRANT

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at 100 F Street, NE, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at HTTP://WWW.SEC.GOV

DESCRIPTION OF BUSINESS

Jasper Explorations Inc. (fka Jubilee Resources Inc.) was incorporated in the State of Nevada on December 18, 2008. It was incorporated for the sole purpose of engaging in mineral exploration. It has always maintained the same business plan from inception to present. During the previous three years, the Company has not filed for bankruptcy, receivership or similar proceeding; and there has not been any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business. The Company changed its name from Jubilee Resources Inc. to Jasper Explorations Inc. in December 2010 in order to reflect the name of its mineral property, the Red Streak Jasper property.

Jasper Explorations Inc., which is also referred to herein as Jasper or the Company, is engaged in the exploration for copper and other minerals. The Company has acquired a copper prospect consisting of two (2) claim units consisting of a total of 12 cells located about three (3) kilometers southwest of the town of Westwold, British Columbia, Canada. The total claim area is 247.45 hectares. We refer to these mining claims as the Red Streak Jasper Property.

The Company was incorporated for the purpose of exploring mineral claims in North America. Once the Company identified and purchased the Red Streak Jasper property, the Company decided to change its name to better reflect its business and property.

The short-term strategy of the Company is to explore and further develop the Red Streak Jasper property and to explore its commercial viability. The long-term strategy of the Company is to continue to acquire additional mineral claims that complement its core business.

We are an exploration stage company and we cannot provide assurance to investors that our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on such work concludes economic feasibility.

Property Acquisition Details

Jasper Explorations Inc. purchased the Red Streak Jasper Property for USD $15,000.

Access

The Red Streak Jasper Property is located near Nimpkish Lake, BC; about 35 minutes drive south of the town of Port McNeill on northern Vancouver Island. The property covers a recently logged area in the vicinity of Kinman Creek, which flows westward into Nimpkish Lake. The property is accessible to 4 wheel drive vehicles from the Island Highway via Canfor’s Kinman Creek logging road and by recent spurs which cross most of the claims. The property contains strong attributes toward cost-effective property development, including easy access to road, rail, and deep-water transportation facilities.

Fig. 1

RED STREAK JASPER PROPERTY REGIONAL LOCATION MAP

Topography, Climate, Vegetation

The climate of the Nimpkish area is mild and wet, with about 400 cm of precipitation falling annually, mostly as rain. Snowfall covers the higher areas from November to April, but seldom persists at lower elevations for more than a few weeks in mid-winter. First-growth conifer forest formerly covered all of the claims, but recent clear-cut logging has exposed more than half the ground covered by the claims. Karst topography and cave systems are commonly developed in the limestone near watercourses.

Fig. 2

RED STREAK JASPER PROPERTY LOCATION MAP

Property Status

The Red Streak Jasper Property currently consists of 247.45 hectares of mineral title. The Company has acquired 2 claim units twelve (12) cell units located about near Nimpkish Lake, Northern Vancouver Island, about 300 kilometers northwest of Vancouver, BC, Canada. The total claim area is 247.45 hectares. We refer to these mining claims as the Red Streak Jasper Property.

Previous Work

The Nimpkish Lake area has been explored for mineral deposits since the early 1800’s. The Nimpkish Iron Mine on the Nimpkish River was discovered in the late 1800’s, followed by the Kinman Creek Copper and Storey Creek or Smith Copper deposits in the 1920’s. After an initial flurry of development including short underground workings, numerous surface trenches, and diamond drilling in the late 1920’s and early 1930’s, activity in the area slowed greatly. Exploration for magnetite in the 1950’s and 1960’s brought about a resurgence of exploration. The Nimpkish Iron Mine was put into production from 1959 to 1963, producing 1.275 million tonnes of iron from 2.17 million tonnes of ore.

Exploration in the 1980’s and 1990’s concentrated on copper and gold skarns. Prospecting by James Laird in 1988 - 1990 located several promising skarn deposits and a large resource of high-grade white marble on what is now the CBL Property. Initial prospecting was also done over parts the ground covered by the Red Streak Jasper property. A large area of highly altered rusty sediments intruded by granitic rocks in the lower Kinman Creek valley was found to contain widespread small deposits of pyrite, chalcopyrite, sphalerite and galena (BC AR#20092, 1990).

The Red Streak Jasper occurrence was located and staked in the summer of 2002 and has produced a limited amount (<1 tonne) of commercial lapidary-grade red jasper for test marketing. The Nimpkish area has more recently been the subject of several geological assessment reports and a 2005 BC GSB mapping project.

126°55'
126°45'
126°35'
Robson Bight
19
Hwy 19
Nimpkish
Nimpkish Lake
Bonanza
Kokish
Tsitika
Fault
50°25'
NOOMAS PLUTON
BONANZA PLUTON
Bonanza Lake
Fault
Fault
Fault
RED STREAK PROPERTY
NIMPKISH
BATHOLITH
50°20'
NIMPKISH BATHOLITH
17
52
Hustan Lake

0 5 10
kilometres

Bonanza Group

Late Triassic-Middle Jurassic

'Bonanza volcanics': mafic to intermediate lava flows and volcanic breccias, and minor tuffs

Late Triassic

Parson Bay Formation: volcanic breccias interbedded with fine-grained siliciclastic and calcareous sediments

Parson Bay Formation: impure limestone, shale, mudstone, siltstone, minor sandstone and conglomerate

Volcanic breccia in Parson Bay sedimentary units

Vancouver Group

Late Triassic

Quatsino Formation: micritic to bioclastic limestone

Karmutsen Formation: tholeiitic flows, pillow lava, and breccia

Intra-Karmutsen sediment (limestone/marble)

Intra-Karmutsen sediment (siliciclastic)

Plagioclase-megacrystic Karmutsen lavas

Island Plutonic Suite

Early-Middle Jurassic

Biotite-hornblende granodiorite and tonalite, plus minor quartz diorite and quartz monzodiorite

Agmatite

17 Bedding

Axis of open synform

High-angle fault

Early Norian conodont fauna

Late Carnian conodont fauna

Barren conodont sample

Beaver Cove section (Muller et al., 1974)

Figure 4. Generalized geology of the Nimpkish map area, northern Vancouver Island.

(From BCDM Paper 17, 2006-1)

Fig. 3

NIMPKISH AREA GEOLOGICAL OVERVIEW

The Nimpkish map-area is underlain by a 5 to 7 km thick stratigraphic sequence of Upper Triassic to Lower Jurassic Vancouver Group sedimentary and volcanic rocks. Mineralization in this stratigraphy generally occurs as skarn-type metal deposits forming in limestone or marble at or near the contact with younger intrusive granitic bodies.

Historically, skarn-type deposits on Vancouver Island have been economically important producers of base and precious metals, and several past mines have been in the multi-million tonne class. Marble deposits of good colour and purity are also presently being mined at several locations on Vancouver and Texada Islands.

Regional Geology and Mineralization

The Nimpkish map area is underlain by a 5 to 7 km thick stratigraphic sequence of Upper Triassic to Lower Jurassic Vancouver Group sedimentary and volcanic rocks. The sequence is composed of Upper Triassic Karmutsen Formation marine mafic volcanics, overlain by Quatsino Formation limestone/marble, and Parson’s Bay Formation calcareous sediments and tuffs, succeeded by the dominantly andesitic Lower Jurassic Bonanza Group Volcanics. All of these units have been intruded and metamorphosed by a large Jurassic granodiorite pluton called the Nimpkish Batholith. Major uplift, folding and faulting preceded and accompanied emplacement of the multi-phase granitic rocks and related skarn mineralization. Marble development is common in the Quatsino limestone proximal to intrusions.

Skarn-hosted mineralization in the Nimpkish area is most often found along the contact of limestone and intrusive rocks (exoskarn); in limestone-hosted sulphide-rich mantos and replacements; and at the “triple point” contact between the Karmutsen and Quatsino formations and intrusives. Numerous greenstone dikes and small intrusive stocks are found in the limestone adjacent to the major contact zones, and commonly have a “rind” or contact metasomatic zone of skarn minerals and sulphides.

The common skarn minerals present include; green grossularite and red-brown andradite garnet, epidote, diopside, manganese alteration (bustamite), calcite and quartz; with magnetite, chalcopyrite, sphalerite, pyrite, pyrrhotite, limonite and occasionally marcasite, hematite, bornite, covellite, tetrahedrite, galena, molybdenite, malachite, azurite, and greenockite. Other minerals noted in the altered zones include; sericite, biotite, k-feldspar and chlorite and occasionally red jasper, jade-green serpentine, blue to lavender dumortierite, lemon-yellow vesuvianite, and green to black tourmaline.

The property has been physically examined by Greg Thompson, B.Sc., P.Geo. He has informed the Company that significant surface exploration potential still exists in the Nimpkish area.

Fig. 4

RED STREAK AREA STRATIGRAPHIC COLUMN

Fig. 5

RED STREAK JASPER PROPERTY MAP

Red Streak Jasper property Geology and Mineralization

The main rock units exposed on the Red Streak Jasper property are Parson’s Bay Formation sediments and volcaniclastics, granodiorite of the Island Intrusions Plutonic Suite, and a limited area of Karmutsen Formation Basalt along the eastern edge of the property.

The Parson’s Bay Formation is a complex limestone and volcaniclastic sediment package with rapid vertical and lateral changes in facies. Rock types include black limestone, thin-bedded cherty tuffaceous limestone, agglomeratic limestone, grey coralline limestone reefs, thin-bedded calcareous argillite, and quartzite. Marine fossils are common in some units and are usually well preserved. Andesite flows, sills, breccias and dikes representing the earliest stages of the Bonanza Volcanics are locally present. The Parson’s Bay Formation is generally fractured and faulted near the numerous intrusives of the Island Intrusions, and is very rusty due to abundant pyritization. Minor mineral deposits containing pyrite, chalcopyrite, sphalerite, galena and tetrahedrite are common in shear zones near the intrusives.

The intrusive plutonic suite regionally known as the Island Intrusions includes stocks, sills, and dikes of granodiorite, with some diorite, quartz diorite, greenstone, hornblende-feldspar porphyry, felsite and quartz-feldspar porphyry. The contact-altered granitic rocks can host minor occurrences of pyrite, chalcopyrite and molybdenite in endoskarn zones, vein systems, shears, breccias and disseminations.

The limited area of Karmutsen basalt on the eastern boundary was found to contain minor amounts of pyrite, magnetite and chalcopyrite.

Fig. 6

RED STREAK JASPER

The original mineral deposit located on the Red Streak Jasper property is a lapidary-quality red jasper deposit located close to a major logging road. Three separate jasper-bearing shear zones cross an andesite flow or sill. The jasper has been hand-trenched and test sampled, removing about one tonne of material for test-marketing. The jasper is a striking bright red colour with patches of pyrite and green epidote. It has been successfully fashioned into cabochons, polished slabs and tumbled stones by various lapidary shops and mineral clubs. An approximate price the raw material sold for in <1 kg.-sized pieces was $5.00/kg. Given the visible trenched length of the known deposits and assuming a similar depth and width, in excess of ten tonnes of jasper is approximated to be present.

On the north side of Kinman Creek along the access road, a one-metre wide shear-hosted deposit containing sphalerite, galena, chalcopyrite and tetrahedrite has been located. Assays from this zone give values up to 38 ppm silver, 9.74% zinc, 4.34% lead, 3.51% copper, 388 ppm molybdenum, and 811 ppm cadmium.

The rock units present in the lower Kinman Creek area are highly altered and pyritized by stocks and dikes of granodiorite. The style of mineralization present is possibly related to a porphyritic phase of the Nimpkish intrusion.

Fig 7

LOWER KINMAN CREEK VALLEY

CONCLUSIONS AND RECOMMENDATIONS

A proposed work program includes reconnaissance prospecting, geological mapping and rock sampling, construction of a control grid, EM and magnetometer geophysical surveys, and soil geochemical sampling. The anticipated costs of this development are presented in three results-contingent stages.

Description of the sample collection:

The jasper has been hand-trenched and test sampled, removing about one tonne of material for test-marketing. The jasper is a striking bright red colour with patches of pyrite and green epidote. It has been successfully fashioned into cabochons, polished slabs and tumbled stones by various lapidary shops and mineral clubs. An approximate price the raw material sold for in <1 kg.-sized pieces was $5.00/kg. Given the visible trenched length of the known deposits and assuming a similar depth and width, in excess of ten tonnes of jasper is approximated to be present.

On the north side of Kinman Creek along the access road, a one-metre wide shear-hosted deposit containing sphalerite, galena, chalcopyrite and tetrahedrite has been located. Assays from this zone give values up to 38 ppm silver, 9.74% zinc, 4.34% lead, 3.51% copper, 388 ppm molybdenum, and 811 ppm cadmium.

The rock units present in the lower Kinman Creek area are highly altered and pyritized by stocks and dikes of granodiorite. The style of mineralization present is possibly related to a porphyritic phase of the Nimpkish intrusion.

Phase 1 Cost Estimate

Consultant/Project Manager – 7 days @ $450/day	$3,150.00
Geologist – 7 days @ $450/day	$3,150.00
Sampler/Geological Assistant – 7 days @ $250/day	$1,750.00
Truck rental – 1500 km @ 0.75/km inclusive	$1,125.00
Rock assay samples – 50 @ $50.00 per sample	$2,500.00
Soil and silt samples – 150 @ $25.00 per sample	$3,750.00
BC Ferries	$250.00
Per diem – 21 man-days @ $125.00 m/day	$2,625.00
Misc. sampling and field supplies	$500.00
Report and reproduction costs	$1,500.00
Total	$20,300.00

Phase 2

Detailed geological mapping and rock sampling, grid construction, soil and silt geochemical survey, IP and magnetometer surveys, establish drill and trenching targets, four-man crew with supplies, transportation, report; est.14 day program.	$90,000.00

Phase 3

1000 meters of diamond drilling @ $100.00 per meter, plus geological supervision, assistant, supplies, transportation, assays, report and other ancillary costs; est. 21 day program.	$170,000.00

TOTAL	$280,300.00

Compliance with Government Regulation

We will be required to conduct all mineral exploration activities in accordance with government regulations. Such operations are subject to various laws governing land use, the protection of the environment, production, exports, taxes, labor standards, o cc upational health, waste disposal, toxic substances, well safety and other matters. Unfavorable amendments to current laws, regulations and permits governing operations and activities of resource exploration companies, or more stringent implementation thereof, could have a materially adverse impact and cause increases in capital expenditures which could result in a cessation of operations.

Employees

At present, we have no employees. We anticipate that we will be conducting most of our business through agreements with consultants and third parties.

Description of Property

Our offices are located at 9012-100 St. Westlock, Alberta, T7P 2L4

Legal Proceedings

The Company is not a party to any legal proceeding. No property of the Company is the subject of a pending legal proceeding.

Market Price of Dividends on the Registrant’s Common Equity and Related Stockholders Matters

Dividends

The Company has never paid cash dividends on common stock, and does not expect to pay such dividends in the foreseeable future.

Market information

The Company’s common shares do not trade and are not listed or quoted on any public market.

Stockholders

There is one stockholder of the Company’s common stock.

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Plan of Operations

Our business plan is to proceed with the exploration of the Jasper Property to determine whether there is any potential for copper or other metals located on the properties that comprise the mineral claims. If the Company is successful in raising adequate capital through private placements or debt financing, the Company anticipates completing the first phase in Summer 2011 and commencing the Second and Third phases in 2012. We have decided to proceed with the exploration program recommended by the geological report. We anticipate that the three phases of the recommended geological exploration program will cost approximately $20,300, $90,000 and $170,000 respectively. We had $14,997 in cash reserves as of September 30, 2010. The lack of cash has kept us from conducting any exploration work on the property. If the Company is unsuccessful in raising the capital to commence its exploration program, the Company will be required to pay a government fee of $1,300 in order to keep the claims valid. The Company currently has enough cash on hand to pay this fee.

We anticipate that we will incur the following expenses over the next twelve months:

  $1,300 to be paid to the British Columbia Provincial Government to keep the claims valid;
  $ 20,300 in connection with the completion of Phase 1 of our planned geological work program;
  $90,000 in connection with the completion of Phase 2 of our planned geological work program;
  $170,000 for Phase 3 of our planned geological work program; and
  $6,600 for operating expenses, including professional legal and accounting expenses associated with compliance with the periodic reporting requirements after we become a reporting issuer under the Securities Exchange Act of 1934, but excluding expenses of the offering.

If we determine not to proceed with further exploration of our mineral claims due to a determination that the results of our initial geological program do not warrant further exploration or due to an inability to finance further exploration, we plan to pursue the acquisition of an interest in other mineral claims. We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration. This means that we might offer shares of our stock to obtain an option on a property. Once we obtain an option, we would then pursue finding the funds necessary to explore the mineral claim by one or more of the following means: engaging in an offering of our stock; engaging in borrowing; or locating a joint venture partner or partners.

Results of Operations

We have not yet earned any revenues. We anticipate that we will not earn revenues until such time as we have entered into commercial production, if any, of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

Liquidity and Capital Resources

The company had current assets of $14,997 consisting only of cash as of September 30, 2010. The Company has incurred a net loss of $16,503 for the period from inception to September 30, 2010. Income represents all of the company’s revenue less all its expenses in the period incurred. The Company has no revenues as of September 30, 2010 and has incurred expenses of $16,503 since inception. Liabilities are made up of current and long-term liabilities. Current liabilities are made up of a loan with a balance of of $1,500 as of September 30, 2010. This loan was made by the Company’s sole director, Mr, Denman in January 2009, to the Company and is interest free, with no fixed term. The company issued to the founder 30,000,000 common shares of stock for $30,000. As of September 30, 2010, there are Thirty Million (30,000,000) shares issued and outstanding at a value of $0.001 per share. There are no preferred shares authorized. The Company has no stock option plan, warrants or other dilutive securities.

With its current assets, the Company can remain operational through 2011 if it does not complete Phase 1 of its program and only pays the government fees to keep the claims valid. However, the Company plans to raise the capital necessary to fund our business through a private placement and public offering of our common stock. The Company intends to work directly with private placees once this registration statement is declared effective. The Company anticipates that they will have either a private placement or additional funding from its founder by Summer 2011 in order to conducts its operations.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will need to obtain additional financing to operate our business for the next twelve months. We will raise the capital necessary to fund our business through a private placement and public offering of our common stock. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Changes and Disagreements with Accountants on Accounting and Financial Disclosure

For the audited period ended September 30, 2010, we engaged De Joya Griffith & Company LLC as our principal accountant for the purposes of auditing our financial statements. There are not and have not been any disagreements between the Company and our accountants on any matter of accounting principles, practices or financial statement disclosure.

Quantitative and Qualitative Disclosures about market Risk

The Company currently has no revenues. The Company’s financial instruments are comprised of payables which are subject to normal credit risks.

DIRECTORS AND EXECUTIVE OFFICERS

1. Executive Officers

The Company's Executive Officers are as follows:

Robert Denman	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer)

Biography of Robert Denman

Robert Denman, aged 42

Robert Denman founded the Company on December 18, 2008, and has acted as its sole officer and director since inception.

For the past 21 years to the present, Mr. Denman has worked in the cattle transport and feedlot industry at Jubilee Farms, in Westlock, Alberta. At Jubilee Farms, Mr. Denman responsibilities includes the management of operations, active management of approximately fifteen employees, and overseeing crop production, feedlot and herd health management, vehicles and property maintenance and shipping and receiving of livestock, grain and related feeds.

From 2002 to present, Mr. Denman has also owned and operated a private trucking business named 911108 Alberta Ltd. in Alberta. Mr. Denman actively manages approximately five employees who maintain and drive a fleet of six livestock and grain transportation trucks.

From 2007 to the present, Mr. Denman has owned Clean n Shine, an Alberta company engaged in the automotive detailing and cleaning business. This company was operated by SNT Cleaning Inc., a Nevada company from 2007 through 2009. Mr. Denman was the sole officer and director of SNT Cleaning Inc. during this period. During this period, Mr. Denman oversaw the negotiation for the acquisition of several mining claims by SNT Cleaning Inc. During this period, the Company changed its name to Orofino Gold Corp. to further pursue the development of its mineral claims. Mr. Denman resigned from Orofino Gold Corp. on December 5, 2009. The final agreement for the mineral claims was announced on December 23, 2009. SNT Cleaning subsequently transferred the operation of Clean n Shine to Mr. Denman in January 2010, and since then has had no involvement or association with Clean n Shine. Mr. Denman continues to operate and manage Clean n Shine in Westlock, Alberta.

Mr. Denman incorporated a Nevada company called Dakota Creek Minerals Inc. in September 2010. He is the sole officer and director of this company. It is a private holding company for Mr. Denman’s personal mineral interests, and is not a public or reporting entity. It is not related in any way to the Company nor does it hold similar mineral properties as the Company. It is not considered a competitor to the Company.

The Company notes that Mr. Denman lacks technical training and experience with exploring for, starting, and/or operating a mine; and that with no direct training or experience in these areas, the Company management may not be fully aware of many of the specific requirements related to working within this industry. As such, management’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use; and the Company’s operations, earnings, and ultimate financial success could suffer due to management’s lack of experience in this industry.

2. Directors

Name	Position

Robert Denman	Sole Director

See biography above.

Executive Compensation and Corporate Governance

Summary Compensation Table

(All figures are in US dollars)

The following table sets forth the overall compensation earned in the fiscal year that will end December 31, 2010 by (1) each person who served as the principal executive officer of the Company for fiscal year 2010; (2) the Company’s most highly compensated executive officers with compensation of $100,000 or more during 2010 fiscal year; and (3) those individuals, if any, who would have otherwise been in included in section (2) above but for the fact that they were not serving as an executive of the Company as of December 31, 2010.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation Compensation ($)
Robert Denman Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer)	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Security Ownership of Certain Beneficial Owners

As September 30, 2010, there were Thirty Million (30,000,000) shares of common stock were issued and outstanding.

(1) This table is based on Thirty Million (30,000,000) shares of common stock outstanding

As of the date of this prospectus, we had the following security holder holding greater than 5%:

Name & Address of Owner and Position if Applicable	Amount and Nature of Beneficial Ownership	Percentage of Class
		Before Offering	After Offering
Robert Denman 9012-100 St. Westlock, Alberta, T7P 2L4 Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer)	30,000,000	100%	66%
Total Officers, Directors & Significant Shareholders as a group	30,000,000	100%	66%

Transactions with Related Persons, Promoters and Certain Control Persons

As of the date of this statement, the Company has entered into an agreement whereby it has sold 30,000,000 shares to its founder for total proceeds of $30,000. In addition In January 2009, the Company entered into a loan agreement for a total amount of $1,500. As of September 30, 2010 the balance owing on this loan was $1,500. This loan was made by the Company’s sole director, Mr. Denman, to the Company and is interest free. The terms of the loan are that it can be converted into shares of the Company if not repaid by December 31, 2010. However, the Company and Mr. Denman have not elected to do this at this point. The loan currently remains outstanding.

Outside of the above noted transactions, there are no, and have not been since inception, any other material agreements or proposed transactions, whether direct or indirect, with any of the following:

  Any of our directors or officers;

  Any nominee for election as a director;

  The principal security holder(s) identified in the preceding Security Ownership of Certain Beneficial Owners and Management " section; or

  Any relative or spouse, or relative of such spouse, of the above referenced persons;

  Any promoters.

De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Jasper Explorations, Inc.
Westlock, Alberta T7P2L4

We have audited the accompanying balance sheet of Jasper Explorations, Inc. (An Exploration Stage Company) as of September 30, 2010, December 31, 2009 and December 31, 2008 and the statements of operations, stockholders’ equity and cash flows for the nine month period ended September 30, 2010 and 2009, the year ended December 31, 2009 and 2008 and from Inception (December 18, 2008) through September 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jasper Explorations, Inc. (An Exploration Stage Company) as of September 30, 2010, December 31, 2009 and December 31, 2008 and the results of its operations and cash flows for the nine month period ended September 30, 2010 and 2009, the year ended December 31, 2009 and 2008 and from Inception (December 18, 2008) through September 30, 2010, in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not commenced its planned operations and the Company has not generated any revenue since inception, which all raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
December 1, 2010

Jasper Explorations Inc.
(An Exploration Stage Company)
Balance Sheets
(Stated in US Dollars)

	As of	As of	As of
	September 30	December 31	December 31
	2010	2009	2008
	(Audited)	(Audited)	(Audited)
Assets
Current assets
Cash	$14,997	$-	$-
Total current assets	14,997	-	-

Total assets	$14,997	$-	$-

Liabilities and Stockholder's Equity(Deficit)
Current liabilities
Convertible loan payable - related party	$1,500	$1,500	$1,500
Total current liabilities	1,500	1,500	1,500

Total liabilities	1,500	1,500	1,500

Stockholder's Equity(Deficit)
Common stock, $0.001 par value 75,000,00 common shares authorized 30,000,000 shares issued and outstanding	30,000	-	-
Deficit accumulated during exploration stage	(16,503)	(1,500)	(1,500)
Total stockholder's equity(deficit)	13,497	(1,500)	(1,500)

Total liabilities and stockholder's equity	$14,997	$-	$-

The accompanying notes are an integral
part of these financial statements.

Jasper Explorations Inc.
(An Exploration Stage Company)
Statements of Operations
(Stated in US Dollars)

				From inception	From inception
	For the nine	For the nine	For the year	(December 18,	(December 18,
	months ending	months ending	ending	2008) to	2008) to
	September 30,	September 30,	December 31,	December 31,	September 30,
	2010	2009	2009	2008	2010
	(Audited)	(Audited)	(Audited)	(Audited)	(Audited)
Revenue	$-	$-	$-	$-	$-

Expenses
Impairment loss on mineral claims	15,000	-	-	-	15,000
Accounting & professional fees	3	1,500	1,500	-	1,503
Total expenses	15,003	1,500	1,500	-	16,503

Net loss from operations	(15,003)	(1,500)	(1,500)	-	(16,503)

Net loss	$(15,003)	$(1,500)	$(1,500)	$-	$(16,503)

Basic loss per common share	(0.005)	(0.0000)	(0.0000)	(0.0000)

Weighted average number of common shares- basic	3,308,824	0	0	0

The accompanying notes are an integral
part of these financial statements.

Jasper Explorations Inc.
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)
From Inception (December 18, 2008) to September 30, 2010
(Stated in US Dollars)

	Common Stock		Deficit	Total
	Shares	Amount	Accumulated	Equity
			During
			Exploration
			Stage
Balance at Inception (December 18, 2008)		$-	$-	$-

Net operating loss for the year ended December 31, 2008
Balance, December 31, 2008	-	-	-	-

Net operating loss for the year ended December 31, 2009			(1,500)	(1,500)
Balance, December 31, 2009	-	-	(1,500)	(1,500)

Issuance of 30,000,000 shares at $0.001 per share	30,000,000	30,000	-	30,000
Net operating loss for the period ended September 30, 2010			(15,003)	(15,003)
Balance, September 30, 2010	30,000,000	$30,000.00	$(16,503)	$13,497

The accompanying notes are an integral
part of these financial statements.

Jasper Explorations Inc.
(An Exploration Stage Company)
Statements of Cash Flows
(Stated in US Dollars)

		For the nine			From inception
	For the nine	month	For the year	For the year	(December 18, 2008)
	month ending	ending	ending	ending	to
	September 30,	September 30,	December 31,	December 31,	September 30,
	2010	2009	2009	2008	2010
	(Audited)	(Audited)	(Audited)	(Audited)	(Audited)
Operating Activities
Net loss	$(15,003)	$(1,500)	$(1,500)	$-	$(16,503)
Adjustments to reconcile net loss to net cash used in operating activities
Impairment loss of mineral claims	15,000	-	-	-	15,000
Changes in operating assets and liabilities
Net cash used in operating activities	(3)	(1,500)	(1,500)	-	(1,503)

Investing Activities
Purchase of mineral claim	(15,000)	-	-	-	(15,000)
Net cash used in investing activities	(15,000)	-	-	-	(15,000)

Financing Activities

Proceeds from convertible loan payable -
related party	-	1,500	1,500	-	1,500
Proceeds on sale of common stock	30,000	-	-	-	30,000

Net cash provided by financing activities	30,000	1,500	1,500	-	31,500

Cash at beginning of period	30,000	1,500	1,500	-	-
Cash at end of period	$14,997	$-	$-	$-	$14,997

Cash Paid For:
Interest	$-	$-	$-	$-	$-
Income Tax	$-	$-	$-	$-	$-

The accompanying notes are an integral
part of the financial statements

JASPER EXPLORATIONS INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

The company was incorporated under the laws of the state of Nevada on December 18, 2008, with 75,000,000 authorized common shares with a par value of $0.001.

The company was organized for the purpose of acquiring and exploring mineral claims. The company acquired a mineral claim with unknown reserves. The company does not presently have any operations and is considered to be in the exploration stage.

2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The company does not have a sufficient working capital for its planned activity, and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the company as a going concern is dependent upon obtaining additional working capital and the management of the company has developed a strategy which it believes will accomplish this objective through short term loans from an officer-director, and additional equity investments, which will enable the company to continue operations for the coming year. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The company recognizes income and expenses based on the accrual method of accounting.

Income Tax

The company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reverse. An allowance against deferred tax assets is recorded, when it is more likely than not that such tax benefits will not be realized.

On December 31, 2008, December 31, 2009 and September 30, 2010, the company had a net operating loss available for carryforward of $0, $1,500 and $15,003 respectively.

JASPER EXPLORATIONS INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS

Basic and Diluted Net Income (loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are presented.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development

The company expenses advertising and market development costs as research data expenses.

Impairment of Long-Lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under FASB ASC 360-10-35-17 if events or circumstances indicate that their carrying amount might not be recoverable. When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of FASB ASC 930-360-35, Asset Impairment, and 360-10 through 15-5, Impairment or Disposal of Long-Lived Assets.

Environmental Requirements

At the report date, environmental requirements related to a formally held mineral claim are unknown and therefore any estimate of future costs cannot be made.

Mineral Property Acquisitions Costs

Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. If the Company does not continue with exploration after the completion of the feasibility study, the mineral rights will be expensed at that time. Costs of abandoned projects are charged to mining costs including related property and equipment costs. To determine if these costs are in excess of their recoverable amount periodic evaluation of carrying value of capitalized costs and any related property and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with FASB Accounting Standards Codification (ASC) 360-10-35-15, Impairment or Disposal of Long-Lived Assets.

JASPER EXPLORATIONS INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS

Various factors could impact our ability to achieve forecasted production schedules. Additionally, commodity prices, capital expenditure requirements and reclamation costs could differ from the assumptions the Company may use in cash flow models from exploration stage mineral interests. This, however, involves further risks in addition to those factors applicable to mineral interests where proven and proven and probable reserves have been identified, due to the lower level of confidence that the identified mineralized material can ultimately be mined economically.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

4. ACQUISITION OF A MINERAL CLAIM

During 2010 the company acquired mineral claims for $15,000 known as the Red Streak Jasper Property, located about three (3) kilometers southwest of the town of Westwold, BritishColumbia, Canada consisting of two (2) claim units consisting of a total of 12 cells located aboutthree (3) kilometers southwest of the town of Westwold, British Columbia, Canada. The total claim area is 247.45 hectares.

The acquisitions costs have been impaired and expensed during 2010 because there had been no exploration activities nor had there been any reserves established and we could not project any future cash flows or salvage value and the acquisition costs were not recoverable.

5. CONVERTIBLE NOTE

On December 18, 2008, the company entered into a Promissory Note agreement with the CEO of the Company. The note was or a sum of $1,500 non interest barring due and payable on December 31, 2010. If note is not paid on December 31, 2010, the note can be converted to shares of common stock of Jasper Exploration for $.001 per share. At the time the note was issued the Company did not have a fair value for the stock therefore no beneficial conversion feature exists. At this time, the Company and the debtholder have not converted the loan into shares of the Company, and the Company does not currently plan to.

JASPER EXPLORATIONS INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS

6. CAPITAL STOCK

On August 31, 2010, the company issued 30,000,000 private placement common shares to its founder for cash of $30,000.

7. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officer-directors have acquired 100% of the issued and outstanding common stock of the Company.

8. INCOME TAXES

The Company has losses carried forward for income tax purposes for December 31, 2009 and September 30, 2010 and no loss carry forwards for December 31, 2008. There are no current or deferred tax expenses for the period ended December 31, 2008, December 31, 2009 and September 30, 2010 due to the Company’s loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carryforward period.

Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

The provision for refundable federal income tax consists of the following:

	September	December 31,	December 31,
	30, 2010	2009	2008

Deferred tax asset attributable to:
Current operations	$(5,776)	$(525)	$--
Less: Change in valuation allowance	5,776	525	--

Net refundable amount	$--	$--	$--

JASPER EXPLORATIONS INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS

The composition of the Company’s deferred tax assets as at December 31, 2009 and September 30, 2010 is as follows:

	September	December	December
	30, 2010	31, 2009	31, 2008

Deferred tax assets:
Net operating loss carry forward	$(1,503)	$(1,500)	$--
Impairment on mineral claims	(15,000)	-	-
Total deferred tax asset	$(16,503)	$(1,500)	$--

Statutory federal income tax rate	35%	35%	35%
Effective income tax rate	0%	0%	0%

Deferred tax asset	(5,776)	(525)	-
Less: Valuation allowance	5,776	525	-

Net deferred tax asset
	$-
	-	$--

The potential income tax benefit of these losses has been offset by a full valuation allowance.

As at December 31, 2008, December 31, 2009 and September 30, 2010, the Company has an unused operating loss carry-forward balance of approximately $0, $15,003 and $1,500 respectively, which begins to expire in 2029.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The expenses to be paid by us in connection with the securities being registered are as follows:

AMOUNT
Securities and Exchange Commission Registration Fee	$0.39*
Audit Fees and Expenses	3,500.00
Legal Fees and Expenses	1,600.00
Transfer Agent and Registrar Fees and Expenses	560.00
Miscellaneous Expenses	940.00

Total	$6,600.39*

------------------
*Estimated amount

Item 14. Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statutes and Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

Item 15. Recent Sales of Unregistered Securities

The Company issued 30,000,000 shares of common stock to the founder, Robert Denman, at a price of $0.001 per share, for total proceeds of $30,000. These shares were issued pursuant to Section 4(2) of the Securities Act. The 30,000,000 shares of common stock are restricted shares as defined in the Securities Act. This issuance was made to the Company’s founder who is a sophisticated investor. As promoter of our Company since our inception, the founder is in a position of access to relevant and material information regarding our operations.

ITEM 16. EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings:

Exhibit No.	Description

3.1	Articles of Incorporation*

3.2	Bylaws*

5.1	Legal Opinion of Diane Dalmy, Attorney, March 2 , 2011

10.1	Asset Purchase Agreement*

10.2	Loan Agreement dated December 18, 2008*

23.1	Consent of De Joya Griffith & Company, LLC, March 2 , 2011

* Filed herein by reference on December 15, 2010

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Dealer Prospectus Delivery Obligation

Until March 31 , 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement Form S-1 to be signed on its behalf by the undersigned, in the City of Westlock, Alberta, on March 1 , 2011.

JASPER EXPLORATIONS INC.

By: /s/ Robert Denman

Robert Denman,
Chief Executive Officer, Chief Financial
Officer, (Principal Executive Officer and
Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person, in the capacity and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Robert Denman	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer)	March 2, 2011
Robert Denman

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation*

3.2	Bylaws*

5.1	Consent of legal counsel, Diane Dalmy, Attorney, March 2 , 2011

10.1	Asset purchase agreement*

10.2	Loan Agreement*

23.1	Consent of Auditor, March 2 , 2011

* Filed herein by reference on December 15, 2010